Exhibit 99.1

TransDigm Group Reports Fiscal 2016 Second Quarter Results

Cleveland, Ohio, May 10, 2016/PRNewswire/ -- TransDigm Group Incorporated (NYSE: TDG), a leading global designer, producer and supplier of highly engineered aircraft components, today reported results for the second quarter ended April 2, 2016.

Highlights for the second quarter include:

•	Net sales of $796.8 million, up 28.7% from $619.0 million;

•	EBITDA As Defined of $368.6 million, up 28.0% from $288.1 million;

•	Net income of $138.6 million, up 25.0% from $110.9 million;

•	Earnings per share of $2.47, up 26.0% from $1.96;

•	Adjusted earnings per share of $2.86, up 35.5% from $2.11; and

•	Upward revision to EBITDA As Defined and earnings per share guidance.

Net sales for the quarter rose 28.7%, or $177.8 million, to $796.8 million from $619.0 million in the comparable quarter a year ago. Organic net sales growth was approximately 4.4%.

Net income for the quarter rose 25.0% to $138.6 million, or $2.47 per share, compared to $110.9 million, or $1.96 per share, in the comparable quarter a year ago. The increase in net income primarily reflects the growth in net sales described above partially offset by higher acquisition-related costs and interest expense.

Adjusted net income for the quarter rose 34.1% to $160.5 million, or $2.86 per share, from $119.7 million, or $2.11 per share, in the comparable quarter a year ago.

EBITDA for the quarter increased 23.9% to $341.4 million from $275.6 million for the comparable quarter a year ago. EBITDA As Defined for the period increased 28.0% to $368.6 million compared with $288.1 million in the quarter a year ago. EBITDA As Defined as a percentage of net sales for the quarter was 46.3%.

"I am pleased with our operating results for our fiscal second quarter," stated W. Nicholas Howley, TransDigm Group's Chairman and Chief Executive Officer. "We saw signs of improvement in the commercial aftermarket as second quarter sales rose sharply versus the prior year. After a number of quarters of disconnect, these results are encouraging. The defense picture was mixed with sales slightly down versus the prior year quarter, but bookings were up significantly. Our reported EBITDA As Defined margin of approximately 46% was about the same as the prior year period in spite of over two margin point dilution from the acquisitions completed in fiscal 2015 and 2016. Our constant focus on our value-based operating strategy, including our first quarter headcount reductions, continued to show strong results."

During the thirteen week period ended April 2, 2016, TransDigm repurchased 691,519 shares of its common stock with a weighted-average price per share of $198.09 at an aggregate cost of approximately $137 million.

As previously reported, on January 4, 2016, TransDigm completed the tender offer for all of the outstanding shares of Breeze-Eastern Corporation ("Breeze-Eastern") (NYSE MKT:BZC) for $19.61 per share in cash. The purchase price for the tender offer was approximately $205.9 million, of which $146.4 million (net of cash acquired of $30.8 million) was paid at closing and $28.7 million is accrued for payment to dissenting shareholders. Breeze-Eastern is a leading global designer and manufacturer of high performance lifting and pulling devices for military and civilian aircraft, including rescue hoists, winches and cargo hooks, and weapons-lifting systems.

Year-to-Date Results

Net sales for the twenty-six week period ended April 2, 2016 rose 24.3% to $1,498.5 million from $1,205.9 million in the comparable period last year. Organic net sales growth was approximately 1.7%.

Net income for the twenty-six week period ended April 2, 2016 increased 22.8% to $253.5 million, or $4.44 per share, compared with $206.4 million, or $3.59 per share, in the comparable period last year. The increase in net income primarily reflects the increase in net sales described above, partially offset by higher interest expense, acquisition-related costs and non-cash compensation expense.

Adjusted net income for the twenty-six week period ended April 2, 2016 rose 30.6% to $289.2 million, or $5.12 per share, from $221.4 million, or $3.91 per share, in the comparable period a year ago.

EBITDA for the twenty-six week period ended April 2, 2016 increased 19.6% to $643.7 million from $538.1 million for the comparable period a year ago. EBITDA As Defined for the period increased 23.3% to $688.0 million compared with $557.8 million in the comparable period a year ago. EBITDA As Defined as a percentage of net sales for the period was 45.9%.

During the twenty-six week period ended April 2, 2016, TransDigm repurchased 1,015,387 shares of its common stock with a weighted-average price per share of $204.61 at an aggregate cost of approximately $208 million. As of April 2, 2016, the remaining amount of repurchases allowed under the $450 million stock repurchase program authorized by our Board of Directors on January 21, 2016 was approximately $341 million.

Please see the attached tables for a reconciliation of net income to EBITDA, EBITDA As Defined, and adjusted net income; a reconciliation of net cash provided by operating activities to EBITDA and EBITDA As Defined, and a reconciliation of earnings per share to adjusted earnings per share for the periods discussed in this press release.

Fiscal 2016 Outlook

Mr. Howley continued, "We are increasing the full year fiscal 2016 EBITDA as Defined guidance primarily due to the stronger margins experienced to date and expected for the second half of our fiscal year. Our earnings per share guidance was increased additionally due to shares repurchased in our second quarter."

Assuming no additional acquisitions, the revised guidance is as follows:

•	Net sales are anticipated to be in the range of $3,151 million to $3,181 million compared with $2,707 million in fiscal 2015;

•	EBITDA As Defined is anticipated to be in the range of $1,450 million to $1,470 million compared with $1,234 million in fiscal 2015;

•	Net income is anticipated to be in the range of $558 million to $572 million compared with $447 million in fiscal 2015;

•	Earnings per share are expected to be in the range of $9.89 to $10.13 per share based upon weighted average shares outstanding of 56.2 million compared with $7.84 per share in fiscal 2015; and

•	Adjusted earnings per share are expected to be in the range of $11.04 to $11.28 per share compared with $9.01 per share in fiscal 2015.

Earnings Conference Call
TransDigm Group will host a conference call for investors and security analysts on May 10, 2016, beginning at 11:00 a.m., Eastern Time. To join the call, dial (888) 558-9538 and enter the pass code 2322837. International callers should dial (760) 666-3183 and use the same pass code. A live audio webcast can be accessed online at http://www.transdigm.com. A slide presentation will also be available for reference during the conference call; go to the investor relations page of our website and click on “Presentations.”
The call will be archived on the website and available for replay at approximately 2:00 p.m., Eastern Time. A telephone replay will be available for two weeks by dialing (855) 859-2056 and entering the pass code 2322837. International callers should dial (404) 537-3406 and use the same pass code.

About TransDigm Group
TransDigm Group, through its wholly-owned subsidiaries, is a leading global designer, producer and supplier of highly engineered aircraft components for use on nearly all commercial and military aircraft in service today. Major product offerings, substantially all of which are ultimately provided to end-users in the aerospace industry, include mechanical/electro-mechanical actuators and controls, ignition systems and engine technology, specialized pumps and valves, power conditioning devices, specialized AC/DC electric motors and generators, NiCad batteries and chargers, engineered latching and locking devices, rods and locking devices, engineered connectors and elastomers, cockpit security components and systems, specialized cockpit displays, aircraft audio systems, specialized lavatory components, seatbelts and safety restraints, engineered interior surfaces and related components, lighting and control technology, military personnel parachutes, high performance hoists, winches and lifting devices, and cargo loading, handling and delivery systems.
Non-GAAP Supplemental Information
EBITDA, EBITDA As Defined, EBITDA As Defined Margin, adjusted net income and adjusted earnings per share are non-GAAP financial measures presented in this press release as supplemental disclosures to net income and reported results. TransDigm Group defines EBITDA as earnings before interest, taxes, depreciation and amortization and defines EBITDA As Defined as EBITDA plus certain non-operating items, refinancing costs, acquisition-related costs, transaction-related costs and non-cash charges incurred in connection with certain employee benefit plans. TransDigm Group defines adjusted net income as net income plus purchase accounting backlog amortization expense, effects from the sale on businesses, refinancing costs, acquisition-related costs, transaction-related costs and non-cash charges incurred in connection with certain employee benefit plans. EBITDA As Defined Margin represents EBITDA As Defined as a percentage of net sales. TransDigm Group defines adjusted diluted earnings per share as adjusted net income divided by the total shares for basic and diluted earnings per share. For more information regarding the computation of EBITDA, EBITDA As Defined and adjusted net income and adjusted earnings per share, please see the attached financial tables.
TransDigm Group presents these non-GAAP financial measures because it believes that they are useful indicators of its operating performance. TransDigm Group believes that EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties to measure operating performance among companies with different capital structures, effective tax rates and tax attributes, capitalized asset values and employee compensation structures, all of which can vary substantially from company to company. In addition, analysts, rating agencies and others use EBITDA to evaluate a company’s ability to incur and service debt. EBITDA As Defined is used to measure TransDigm Inc.’s compliance with the financial covenant contained in its credit facility. TransDigm Group’s management also uses EBITDA As Defined to review and assess its operating performance, to prepare its annual budget and financial projections and to review and evaluate its management team in connection with employee incentive programs. Moreover, TransDigm Group’s management uses EBITDA As Defined to evaluate acquisitions and as a liquidity measure. In addition, TransDigm Group’s management uses adjusted net income as a measure of comparable operating performance between time periods and among companies as it is reflective of changes in pricing decisions, cost controls and other factors that affect operating performance.

None of EBITDA, EBITDA As Defined, EBITDA As Defined Margin, adjusted net income or adjusted earnings per share is a measurement of financial performance under GAAP and such financial measures should not be considered as an alternative to net income, operating income, earnings per share, cash flows from operating activities or other measures of performance determined in accordance with GAAP. In addition, TransDigm Group’s calculation of these non-GAAP financial measures may not be comparable to the calculation of similarly titled measures reported by other companies.
Although we use EBITDA and EBITDA As Defined as measures to assess the performance of our business and for the other purposes set forth above, the use of these non-GAAP financial measures as analytical tools has limitations, and you should not consider any of them in isolation, or as a substitute for analysis of our results of operations as reported in accordance with GAAP. Some of these limitations are:

•	neither EBITDA nor EBITDA As Defined reflects the significant interest expense, or the cash requirements necessary to service interest payments, on our indebtedness;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and neither EBITDA nor EBITDA As Defined reflects any cash requirements for such replacements;

•	the omission of the substantial amortization expense associated with our intangible assets further limits the usefulness of EBITDA and EBITDA As Defined;

•	neither EBITDA nor EBITDA As Defined includes the payment of taxes, which is a necessary element of our operations; and

•	EBITDA As Defined excludes the cash expense we have incurred to integrate acquired businesses into our operations, which is a necessary element of certain of our acquisitions.

Forward-Looking Statements
Statements in this press release that are not historical facts, including statements under the heading “Fiscal 2016 Outlook,” are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.Words such as “believe,” “may,” “will,” “should,” “expect,” “intend,” “plan,” “predict,” “anticipate,” “estimate,” or “continue” and other words and terms of similar meaning may identify forward-looking statements.
All forward-looking statements involve risks and uncertainties which could affect TransDigm Group’s actual results and could cause its actual results to differ materially from those expressed or implied in any forward-looking statements made by, or on behalf of, TransDigm Group. These risks and uncertainties include but are not limited to: the sensitivity of our business to the number of flight hours that our customers’ planes spend aloft and our customers’ profitability, both of which are affected by general economic conditions; future terrorist attacks; cyber-security risks and natural disasters; our reliance on certain customers; the U.S. defense budget and risks associated with being a government supplier; failure to maintain government or industry approvals; failure to complete or successfully integrate acquisitions; our substantial indebtedness; potential environmental liabilities; increases in costs that cannot be recovered in product pricing; risks associated with our international sales and operations; and other risk factors. Further information regarding the important factors that could cause actual results to differ materially from projected results can be found in TransDigm Group’s Annual Report on Form 10-K and other reports that TransDigm Group or its subsidiaries have filed with the Securities and Exchange Commission. Except as required by law, TransDigm Group undertakes no obligation to revise or update the forward-looking statements contained in this press release.

Contact:	Liza Sabol
Investor Relations
216-706-2945
ir@transdigm.com

TRANSDIGM GROUP INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
FOR THE THIRTEEN AND TWENTY-SIX WEEK PERIODS ENDED				Table 1
APRIL 2, 2016 AND MARCH 28, 2015
(Amounts in thousands, except per share amounts)
(Unaudited)
	Thirteen Week Periods Ended		Twenty-Six Week Periods Ended
	April 2, 2016	March 28, 2015	April 2, 2016	March 28, 2015
NET SALES	$796,801	$619,030	$1,498,496	$1,205,928
COST OF SALES	371,140	277,413	698,267	543,138
GROSS PROFIT	425,661	341,617	800,229	662,790
SELLING AND ADMINISTRATIVE EXPENSES	95,064	74,026	177,267	141,505
AMORTIZATION OF INTANGIBLE ASSETS	18,522	11,030	34,845	24,056
INCOME FROM OPERATIONS	312,075	256,561	588,117	497,229
INTEREST EXPENSE - NET	111,288	99,892	223,271	198,827
INCOME BEFORE INCOME TAXES	200,787	156,669	364,846	298,402
INCOME TAX PROVISION	62,160	45,775	111,317	91,975
NET INCOME	$138,627	$110,894	$253,529	$206,427
NET INCOME APPLICABLE TO COMMON STOCK	$138,627	$110,894	$250,529	$203,062
Net earnings per share:
Basic and diluted	$2.47	$1.96	$4.44	$3.59
Weighted-average shares outstanding:
Basic and diluted	56,134	56,604	56,475	56,603

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION - RECONCILIATION OF EBITDA,
EBITDA AS DEFINED TO NET INCOME
FOR THE THIRTEEN AND TWENTY-SIX WEEK PERIODS ENDED				Table 2
APRIL 2, 2016 AND MARCH 28, 2015
(Amounts in thousands, except per share amounts)
(Unaudited)
	Thirteen Week Periods Ended		Twenty-Six Week Periods Ended
	April 2, 2016	March 28, 2015	April 2, 2016	March 28, 2015
Net income	$138,627	$110,894	$253,529	$206,427
Adjustments:
Depreciation and amortization expense	29,337	19,061	55,537	40,846
Interest expense - net	111,288	99,892	223,271	198,827
Income tax provision	62,160	45,775	111,317	91,975
EBITDA	341,412	275,622	643,654	538,075
Adjustments:
Acquisition-related expenses and adjustments (1)	17,623	5,315	24,847	7,016
Non-cash stock compensation expense (2)	11,767	7,830	22,448	13,594
Other, net (3)	(2,197)	(698)	(2,931)	(888)
Gross Adjustments to EBITDA	27,193	12,447	44,364	19,722
EBITDA As Defined	$368,605	$288,069	$688,018	$557,797
EBITDA As Defined, Margin (4)	46.3%	46.5%	45.9%	46.3%

(1) Represents accounting adjustments to inventory associated with acquisitions of businesses and product lines that were charged to cost of sales when the inventory was sold: costs incurred to integrate acquired businesses and product lines into TD Group's operations, facility relocation costs and other acquisition-related costs; transaction-related costs comprising deal fees; legal, financial and tax due diligence expenses; and valuation costs that are required to be expensed as incurred.

(2) Represents the compensation expense recognized by TD Group under our stock incentive plans.

(3) Primarily represents foreign currency transaction gain or loss on intercompany loans to be settled and gain or loss on sale of fixed assets.

(4) The EBITDA As Defined margin represents the amount of EBITDA As Defined as a percentage of sales.

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION - RECONCILIATION OF
REPORTED EARNINGS PER SHARE TO
ADJUSTED EARNINGS PER SHARE
FOR THE THIRTEEN AND TWENTY-SIX WEEK PERIODS ENDED				Table 3
APRIL 2, 2016 AND MARCH 28, 2015
(Amounts in thousands, except per share amounts)
(Unaudited)
	Thirteen Week Periods Ended		Twenty-Six Week Periods Ended
	April 2, 2016	March 28, 2015	April 2, 2016	March 28, 2015
Reported Earnings Per Share
Net income	$138,627	$110,894	$253,529	$206,427
Less: dividends on participating securities	—	—	(3,000)	(3,365)
Net income applicable to common stock - basic and diluted	$138,627	$110,894	$250,529	$203,062
Weighted-average shares outstanding under the two-class method
Weighted-average common shares outstanding	53,222	52,915	53,468	52,721
Vested options deemed participating securities	2,912	3,689	3,007	3,882
Total shares for basic and diluted earnings per share	56,134	56,604	56,475	56,603
Basic and diluted earnings per share	$2.47	$1.96	$4.44	$3.59
Adjusted Earnings Per Share
Net income	$138,627	$110,894	$253,529	$206,427
Gross adjustments to EBITDA	27,193	12,447	44,364	19,722
Purchase accounting backlog amortization	4,458	—	6,998	1,966
Tax adjustment	(9,799)	(3,673)	(15,671)	(6,685)
Adjusted net income	$160,479	$119,668	$289,220	$221,430
Adjusted diluted earnings per share under the two-class method	$2.86	$2.11	$5.12	$3.91
Diluted Earnings Per Share to Adjusted Earnings Per Share
Diluted earnings per share	$2.47	$1.96	$4.44	$3.59
Adjustments to diluted earnings per share:
Inclusion of the dividend equivalent payments	—	—	0.05	0.06
Non-cash stock compensation expense	0.14	0.09	0.28	0.16
Acquisition-related expenses	0.28	0.06	0.39	0.10
Other, net	(0.03)	—	(0.04)	—
Adjusted earnings per share	$2.86	$2.11	$5.12	$3.91

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION - RECONCILIATION OF NET CASH		Table 4
PROVIDED BY OPERATING ACTIVITIES TO EBITDA,
EBITDA AS DEFINED
FOR THE TWENTY-SIX WEEK PERIODS ENDED
APRIL 2, 2016 AND MARCH 28, 2015
(Amounts in thousands)
(Unaudited)
	Twenty-Six Week Periods Ended
	April 2, 2016	March 28, 2015
Net cash provided by operating activities	$269,160	$182,916
Adjustments:
Changes in assets and liabilities, net of effects from acquisitions of businesses	54,922	53,397
Interest expense - net (1)	215,607	190,880
Income tax provision - current	108,693	86,447
Non-cash equity compensation (2)	(22,448)	(13,594)
Excess tax benefit from exercise of stock options	17,720	38,029
EBITDA	643,654	538,075
Adjustments:
Acquisition-related expenses (3)	24,847	7,016
Non-cash stock compensation expense (2)	22,448	13,594
Other, net (4)	(2,931)	(888)
EBITDA As Defined	$688,018	$557,797

(1) Represents interest expense excluding the amortization of debt issue costs and premium and discount on debt.

(2) Represents the compensation expense recognized by TD Group under our stock incentive plans.

(3) Represents accounting adjustments to inventory associated with acquisitions of businesses and product lines that were charged to cost of sales when the inventory was sold; costs incurred to integrate acquired businesses and product lines into TD Group's operations, facility relocation costs and other acquisition-related costs; transaction-related costs comprising deal fees; legal, financial and tax due diligence expenses and valuation costs that are required to be expensed as incurred.

(4) Primarily represents foreign currency transaction gain or loss on intercompany loans to be settled and gain or loss on sale of fixed assets.

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION - BALANCE SHEET DATA		Table 5
(Amounts in thousands)
(Unaudited)
	April 2, 2016	September 30, 2015
Cash and cash equivalents	612,015	714,033
Trade accounts receivable - net	480,579	444,072
Inventories - net	634,129	591,401
Current portion of long-term debt, net of debt issuance costs	43,464	43,427
Short-term borrowings-trade receivable securitization facility, net of debt issuance costs	199,895	199,792
Accounts payable	125,929	142,822
Accrued current liabilities	306,708	271,553
Long-term debt, net of debt issuance costs	8,091,934	8,106,383
Total stockholders' deficit	(961,818)	(1,038,306)